UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

HickoryTech Corporation announced today the completion of the purchase of Enventis Telecom from ALLETE, Inc. Under terms of the agreement, HickoryTech paid $35.5 million in cash, subject to normal working capital adjustments, for the transport and enterprise Internet protocol (IP) Telephony sales business. Enventis Telecom is now a wholly owned subsidiary of HickoryTech. Its assets include approximately 75 employees and offices in Plymouth, Duluth, Rochester, Minn., and Sioux Falls, S. D. Enventis revenues, for the year ended December 31, 2004, totaled $43 million.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1	Press Release, dated December 30, 2005, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  December 30, 2005

HICKORY TECH CORPORATION

By:	/s/ John E. Duffy
Name: John E. Duffy
Title: Chief Executive Officer

By:	/s/ David A. Christensen
	Name:	David A. Christensen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 30, 2005, issued by Hickory Tech Corporation